                                                                 Exhibit 23.3
                             [KPMG Letterhead]


                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
NetGravity, Inc. and Subsidiaries:


We consent to the incorporation by reference in the registration statement on Form S-3 of DoubleClick Inc. of our report dated January 27, 1999, relating to the statements of operations, stockholders' equity, and cash flows of NetGravity, Inc. and subsidiaries for the year ended December 31, 1998, and the related financial statement schedule, which report appears in the December 31, 2000, annual report on Form 10-K of DoubleClick Inc.

We also consent to the reference to our firm under the heading "Experts" in this Registration Statement.

                                   /s/ KPMG LLP

San Francisco, California
March 12, 2001